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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K


                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 19, 1999


                               Rich Coast, Inc.
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            (Exact name of registrant as specified in its charter)



           Nevada                        0-15859                 91-1835978
           ------                        -------                 ----------
(State or other jurisdiction      (Commission File No.)       (I.R.S. Employer
of incorporation)                                            Identification No.)


     10200 Ford Road, Dearborn, MI                                  48126
     -----------------------------                                  -----
(Address of principal executive offices)                          (Zip Code)


      Registrant's telephone number, including area code:  (313) 582-8866
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Item 4.  Changes in Registrant's Certifying Accountant
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(a)  The Board of Directors of the Registrant dismissed Smythe Ratcliffe on
November 19, 1999 and has retained Gelfond Hochstadt Pangburn, P.C. as its independent auditors for the fiscal year ending April 30, 2000. The Board of Directors of the Registrant approved the dismissal of Smythe Ratcliffe and the engagement of Gelfond Hochstadt Pangburn, P.C. as its independent auditors. None of the reports of Smythe Ratcliffe on the Registrant's financial statements for the fiscal years ended April 30, 1999 and 1998 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

     There were no other reportable events with respect to any of the Registrant's prior fiscal years or any subsequent interim period preceding such dismissal.

(b) Simultaneously with the dismissal of its former accountants, the Registrant approved and engaged Gelfond Hochstadt Pangburn, P.C. to act as its independent certified public accountant as successor to Smythe Ratcliffe. During the Registrant's two most recent fiscal years or subsequent interim period, the Registrant has not consulted Gelfond Hochstadt Pangburn, P.C. regarding the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements, or any matter that was the subject of a disagreement on a reportable event.


Item 7.  Financial Statements and Exhibits
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     (c)           Exhibits

     16.1          Letter regarding Change in Certifying Accountant
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 22, 1999

                                          RICH COAST, INC.



                                          By:/s/ James P. Fagan
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                                               James P. Fagan
                                               President